Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES 4TH CONSECUTIVE YEAR OF RECORD EARNINGS FOR 2013, UP 5%; ASSET GROWTH OF 11% TO RECORD SIZE OF $3.4 BB; REGULAR DIVIDEND DECLARED

Medford, MA, January 21, 2014—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $20,046,000 for the year ended December 31, 2013, or $3.61 per Class A share diluted, an increase of 5.3% compared to net income of $19,039,000, or $3.43 per Class A share diluted, for the same period a year ago. Total assets increased 11.2% from $3.1 billion at December 31, 2012 to $3.4 billion at December 31, 2013. For the quarter ended December 31, 2013, net income totaled $5,025,000, or $0.90 per Class A share diluted, an increase of 5.2% compared to net income of $4,778,000, or $0.86 per Class A share diluted, for the same period a year ago.

Net interest income totaled $61.0 million for the year ended December 31, 2013 compared to $62.0 million for the same period in 2012. The 1.6% decrease in net interest income for the period is primarily due to $3.3 million of prepayment penalties collected during 2012 compared to $491,000 for 2013. The net interest margin decreased from 2.51% on a fully taxable equivalent basis in 2012 to 2.21% on the same basis for 2013. This was primarily the result of a decrease in asset yields. Also, interest expense decreased primarily as a result of the continued decline in market rates and there was a 13.6% increase in the average balances of earning assets, combined with a similar increase in average deposits.

The provision for loan losses decreased by $1.4 million from $4.2 million for the year ended December 31, 2012 to $2.7 million for the year ended December 31, 2013, primarily as a result of a lower level of charge-off activity and changes in portfolio composition. The Company capitalized on favorable market conditions for the year ended December 31, 2013 and realized net gains on sales of investments of $3.0 million, as compared to $1.8 million for the same period in 2012. The Company’s effective tax rate decreased from 6.8% in 2012 to 4.8% in 2013 primarily as a result of an increase in tax-exempt income.

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At December 31, 2013, total equity was $176.5 million compared to $180.0 million at December 31, 2012. The Company’s equity decreased primarily as a result of an increase in other comprehensive loss, net of taxes, and dividends paid, offset somewhat by earnings. Other comprehensive loss, net of taxes, increased as a result of an increase in unrealized losses on securities available-for-sale and securities transferred from available-for-sale to held-to-maturity, offset, somewhat, by a decrease in the additional pension liability, net of taxes. Unrealized losses increased as a result of increases in interest rates. During the third quarter of 2013, $987.0 million of securities available-for-sale with unrealized losses of $25.3 million were transferred to securities held-to-maturity. This was done in response to rising interest rates. The additional pension liability decreased mainly as a result of an increase in pension assets and decrease in the projected benefit obligation on the defined benefit pension plan.

The Company’s leverage ratio stood at 6.50% at December 31, 2013, compared to 6.80% at December 31, 2012. The decrease in the leverage ratio is due to an increase in assets. Book value as of December 31, 2013 was $31.76 per share compared to $32.40 at December 31, 2012.

The Company’s allowance for loan losses was $20.9 million or 1.66% of loans outstanding at December 31, 2013, compared to $19.2 million or 1.73% of loans outstanding at December 31, 2012. The increase in the allowance for loan losses was due to the increase in the size and composition of the loan portfolio as well as qualitative factors. Non-performing assets totaled $2.5 million at December 31, 2013, compared to $4.5 million at December 31, 2012.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable February 18, 2014 to stockholders of record on February 3, 2014.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-six full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	December 31, 2013	December 31, 2012
Assets
Cash and Due From Banks	$59,956	$53,646
Federal Funds Sold and Interest-bearing Deposits In Other Banks	34,722	98,637

Short-term Investments	4,617	17,367

Securities Available-For-Sale (AFS)	464,245	1,434,801

Securities Held-to-Maturity	1,487,884	275,507

Federal Home Loan Bank of Boston stock, at cost	18,072	15,146

Loans:
Commercial & Industrial	92,402	88,475
Construction & Land Development	33,058	38,618
Commercial Real Estate	713,327	576,465
Residential Real Estate	286,041	281,857
Consumer and Other	9,658	7,450
Home Equity	130,277	118,923

Total Loans	1,264,763	1,111,788
Less: Allowance for Loan Losses	20,941	19,197

Net Loans	1,243,822	1,092,591

Bank Premises and Equipment	23,400	23,899
Accrued Interest Receivable	6,539	5,811
Goodwill	2,714	2,714
Other Assets	85,183	66,090

Total Assets	$3,431,154	$3,086,209

Liabilities
Demand Deposits	$475,862	$438,429

Interest Bearing Deposits:
Savings and NOW Deposits	992,796	933,316
Money Market Accounts	864,957	653,345
Time Deposits	382,224	419,983

Total Interest Bearing Deposits	2,239,977	2,006,644

Total Deposits	2,715,839	2,445,073

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	214,440	191,390
Other Borrowed Funds	255,144	195,144

Total Borrowed Funds	469,584	386,534

Other Liabilities	33,176	38,529
Subordinated Debentures	36,083	36,083

Total Liabilities	3,254,682	2,906,219

Total Stockholders’ Equity	176,472	179,990

Total Liabilities & Stockholders’ Equity	$3,431,154	$3,086,209

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter and Year ended December 31, 2013 and 2012

(in thousands)

	Quarter ended December 31,		Year ended December 31,
	2013	2012	2013	2012

Interest Income:
Loans	$12,562	$12,301	$49,296	$51,415
Securities Held-to-Maturity	7,495	1,615	16,615	6,746
Securities Available-for-Sale	789	5,649	13,369	22,703
Federal Funds Sold and Interest-bearing Deposits In Other Banks	101	173	485	630

Total Interest Income	20,947	19,738	79,765	81,494

Interest Expense:
Savings and NOW Deposits	652	601	2,585	2,250
Money Market Accounts	677	540	2,472	2,373
Time Deposits	1,120	1,476	4,777	6,250
Securities Sold Under Agreements to Repurchase	93	93	361	367
Other Borrowed Funds and Subordinated Debentures	2,300	2,085	8,610	8,300

Total Interest Expense	4,842	4,795	18,805	19,540

Net Interest Income	16,105	14,943	60,960	61,954

Provision For Loan Losses	460	900	2,710	4,150

Net Interest Income After
Provision for Loan Losses	15,645	14,043	58,250	57,804

Other Operating Income
Service Charges on Deposit Accounts	2,073	1,993	8,113	7,880
Lockbox Fees	733	705	3,079	2,930
Net Gain on Sales of Investments	354	724	3,019	1,843
Net Gain on Sales of Loans	326	1	1,564	297
Other Income	700	730	2,840	2,915

Total Other Operating Income	4,186	4,153	18,615	15,865

Operating Expenses
Salaries and Employee Benefits	9,386	8,211	35,244	32,943
Occupancy	1,285	1,236	5,000	4,695
Equipment	552	501	2,298	2,255
FDIC Assessment	478	435	1,790	1,737
Other	2,989	2,896	11,480	11,608

Total Operating Expenses	14,690	13,279	55,812	53,238

Income Before Income Taxes	5,141	4,917	21,053	20,431

Income Tax Expense	116	139	1,007	1,392

Net Income	$5,025	$4,778	$20,046	$19,039

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	December 31, 2013	December 31, 2012
Assets
Cash and Due From Banks	$59,603	$54,572
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	174,264	219,540

Securities Available-For-Sale (AFS)	997,983	1,263,375
Securities Held-to-Maturity (HTM)	812,448	270,525

Total Loans	1,184,912	1,036,296
Less: Allowance for Loan Losses	20,452	18,039

Net Loans	1,164,460	1,018,257

Unrealized (Loss) Gain on Securities AFS and HTM Transfers	(6,236)	18,362
Bank Premises and Equipment	23,551	22,804
Accrued Interest Receivable	6,247	6,091
Goodwill	2,714	2,714
Other Assets	81,121	68,205

Total Assets	$3,316,155	$2,944,445

Liabilities
Demand Deposits	$441,193	$386,863

Interest Bearing Deposits:
Savings and NOW Deposits	1,037,320	870,046
Money Market Accounts	800,052	666,949
Time Deposits	387,514	418,789

Total Interest Bearing Deposits	2,224,886	1,955,784

Total Deposits	2,666,079	2,342,647

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	203,888	174,624
Other Borrowed Funds	194,949	181,459

Total Borrowed Funds	398,837	356,083

Other Liabilities	42,017	37,497
Subordinated Debentures	36,083	36,083

Total Liabilities	3,143,016	2,772,310

Total Stockholders’ Equity	173,139	172,135

Total Liabilities & Stockholders’ Equity	$3,316,155	$2,944,445

Total Average Earning Assets - QTD	$3,342,186	$2,938,890

Total Average Earning Assets - YTD	$3,169,607	$2,789,736

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	December 31, 2013	December 31, 2012

Performance Measures:

Earnings per average Class A share, diluted, quarter	$0.90	$0.86
Earnings per average Class A share, diluted, year-to-date	$3.61	$3.43
Return on average assets, year-to-date	0.60%	0.65%
Return on average stockholders’ equity, year-to-date	11.58%	11.06%
Net interest margin (taxable equivalent), quarter	2.20%	2.30%
Net interest margin (taxable equivalent), year-to-date	2.21%	2.51%
Efficiency ratio, year-to-date	63.0%	62.1%
Book value per share	$31.76	$32.40
Tangible book value per share	$31.27	$31.91
Tangible capital / tangible assets	5.07%	5.75%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,557,419	5,552,121
Average Class A shares outstanding, diluted, year-to-date	5,557,693	5,549,191

Shares outstanding Class A	3,580,404	3,568,079
Shares outstanding Class B	1,976,180	1,986,880

Total shares outstanding at period end	5,556,584	5,554,959

Asset Quality and Other Data:

Allowance for loan losses / loans	1.66%	1.73%
Nonaccrual loans	$2,549	$4,471
Nonperforming assets	$2,549	$4,471
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$5,969	$3,048
Net charge-offs, year-to-date	$966	$1,527

Leverage ratio	6.50%	6.80%
Tier 1 risk weighted capital ratio	13.67%	14.34%
Total risk weighted capital ratio	14.92%	15.59%
Total risk weighted assets	$1,660,881	$1,462,197